Phase 1 clinical trial of losmapimod in FSHD: safety, tolerability and target engagement EudraCT number: 2018-004754-19 Michelle L. Mellion1, Lucienne Ronco1, Drew Thompson1, Michelle Hage1, Sander Brooks2, Emilie van Brummelen2, Lisa Pagan2, Umesh Badrising3, William Tracewell1, Shane Raines1, Baziel van Engelen4, Geert Jan Groeneveld2, Diego Cadavid1 1Fulcrum Therapeutics, Cambridge, MA, USA 2Centre for Human Drug Research (CHDR), Leiden, NL 3Leiden University Medical Centre, Leiden, NL 4Radboud University Medical Centre, Nijmegen, NL WMS2019 Congress Exhibit 99.2

Disclosures Stock/Stock Options in Biogen, Vertex Pharmaceuticals, and Fulcrum Full-time employee as Medical Director at Fulcrum Therapeutics

Aberrant expression of DUX4 causes FSHD Healthy FSHD DUX4 FSHD1 <10 repeats FSHD2 >8-20 repeats + SMCHD1/DNMT3B mutations DUX4 is a homeodomain transcription factor

Losmapimod, a selective p38α/β MAPK inhibitor, reduced DUX4 expression in FSHD myotubes n=8 n=3 HSP27 is a substrate of p38 MAP kinase pathway MBD3L2 is a DUX4-target gene

Objectives Primary Objective: Initial Safety and Tolerability in FSHD Note: Safety and tolerability previously demonstrated in 25 studies in over 3,500 healthy adult volunteers and patients across other multiple indications (see poster P.44, Cadavid D et al). Secondary Objective: PK and Target Engagement in blood and muscle Note: Muscle biopsies performed at baseline and on treatment at approx. Cmax in FSHD patients

Study design Part A: N=10 Healthy Volunteers; Single Ascending Dose; 4:1 randomization Single dose 2 placebo: 8 losmapimod 7.5mg Single dose 2 placebo: 8 losmapimod 15 mg Wash-out Note: Lower extremity muscle biopsies were performed in normal appearing muscles identified by MRI Part B: N=15 FSHD1 Patients; Double Blind; 2:2:1 Randomization; Placebo Controlled; Repeated Dose Placebo twice daily (n=3) Losmapimod 7.5 mg twice daily (n=6) Muscle Biopsy Muscle biopsy Losmapimod 15 mg twice daily (n=6) 14-day Placebo Controlled Treatment Period

Demographics Part A Healthy Volunteers Part B FSHD1 Gender (M:F) 6M:4F 6M:9F Age Mean SD Min/Max 31.4 17.2 22/64 41.6 11.6 26/64 BMI Mean SD Min/Max 22.7 2.4 19.6/27.2 24.8 3.0 20.7/31.4 Ricci (FSHD Disability Score) Mean SD Min/Max N/A 2.6 0.7 1.5/4

Safety and tolerability No Serious Adverse Events (SAE) No clinically significant changes in vital signs, laboratory analyses, ECG or urinalysis Muscle needle biopsies were well tolerated Adverse Effects (AE) (n) Part A Somnolence (5) Headache (4) Dizziness (2) Part B Headache (4) Backpain (3) Fatigue (3) Constipation (1) Dizziness (1) Pain (1)

Assessment of Pharmacokinetics (PK)

Similar PK profile in HV and FSHD1 subjects

Accumulation observed with repeated dosing Cmax (ng/ml) AUC0-12 (ng*hr/ml) Tmax (hr) mean (SD) CV % mean (SD) CV % median Part B (Day 1) 7.5 mg 40.8 (21.1) 51.7 201.5 (74.6) 37.0 4.5 15 mg 85.0 (16.7) 19.7 410.2 (50.3) 12.0 4.6 Part B (Day 14) 7.5 mg 56.3 (14.2) 25.3 394.6 (92.8) 23.5 4.5 15 mg 100.5 (34.4) 34.3 632.7 (175.4) 27.7 5.0 Accumulation Ratio: 7.5 mg: 2.0 15 mg: 1.5

Robust In Vitro inhibition of p38 activity at ≥30 ng/mL ~30 ng/mL (~78 nM)

Losmapimod 15 mg BID sustained concentrations for robust target engagement Pre-treatment muscle biopsy On-treatment muscle biopsy

Losmapimod showed dose dependent concentrations in muscle Muscle Plasma N Mean ng/g (SD) CV(%) Mean ng/ml (SD) CV(%) 7.5 mg 6 42.1 (10.5) 24.9 52.6 (15.7) 30.2 15 mg 6 63.6 (34.0) 53.5 75.0 (42.5) 56.7 Ratio to Plasma approximately 1:1

Assessment of Pharmacodynamics (PD)

Losmapimod: in vivo PK/PD in rodents Muscle:plasma exposure ratio is approximately 1 in rodents Losmapimod inhibits p38 in muscle rapidly following acute dosing.

Sustained and dose dependent target engagement in blood 15 mg PO BID dose resulted in greater inhibition of p38 activity Note: measurement of TE in on-treatment muscle biopsy is ongoing

In Vitro inhibition of p38 MAPK resulted in a reduction of DUX4 activity and muscle cell death ~30 ng/mL (~78 nM)

Conclusions Achieved clinically relevant, dose-dependent concentrations in muscle Similar exposures in plasma and muscle as shown in pre-clinical models Data supports the design of the ongoing Phase 2 clinical trials currently enrolling Open label 64-week study (NCT 04004000) Placebo-controlled 24-week study ReDUX4 (NCT 04003974) Losmapimod was safe and well tolerated in FSHD patients 15mg PO BID dose showed sustained and robust target inhibition

Acknowledgements Healthy volunteers and FSHD patients who participated in the study Fulcrum’s phase 1 study FIS 001-2018 management team Centre for Human Drug Research (CHDR) Fulcrum’s FSHD Clinical Advisory Board Centre for Human Drug Research (CHDR) Leiden University Medical Center Radboud University Medical Center Vendors: MRI imaging analysis vendor AMRA PK vendor PPD Target engagement vendor CBI